CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Financial Statements” in the Statement of Additional Information and to the use of our reports dated December 4, 2017, included in Post-Effective Amendment No.66 to the Registration Statement of the Brandes Investment Trust (Form N-1A: File No. 033-81396) for the years ended December 31, 2015 and December 31, 2016, respectively, with respect to the financial statements of the Brandes U.S. Small Cap Equity Portfolio.

      /s/Ernst & Young LLP

San Francisco, California
January 31, 2018